Exhibit 10.1a

AGREEMENT

AGREEMENT dated this 21 day of April 2010, as amended July 21, 2010 by and between DISCOUNT DENTAL MATERIALS, INC. (hereinafter “DDM”), a Nevada Corporation, with offices located at 4211 w. Magnolia Blvd. Burbank, California 91505, R. Douglas Barton, President of DDM and Gary B. Wolff, P.C., counsel to DDM, with offices located at 488 Madison Avenue, Suite 1100, New York, New York 10022.

WHEREAS, DDM has file d a Registration Statement with the United States Securities and Exchange Commission (hereinafter the “SEC”) on Form S-1 which Registration Statement indicates in Part II, Item 13, offering expenses approximating  sixty five thousand  ($65,000) dollars  of which fifty thousand ($50,000) dollars are indicated as legal fees and expenses; and

WHEREAS, DDM has agreed to pay all such costs as and when necessary and required, or to otherwise accrue such costs on its books and records until it is able to pay the full amount due, either from revenues or loans from its President.

NOW, THEREFORE, it is herewith agreed as follows:  Absent sufficient revenues to pay these amounts within six (6) months of the date of the DDM prospectus, DDM’s President agrees to immediately loan DDM the funds to cover the balance of outstanding professional and related fees relating to DDM’s prospectus so that payment in full shall be made in cash only ..  If and when loaned, the loan will be evidenced by a non-interest bearing unsecured corporate note to be treated as a loan until repaid, if and when DDM has the financial resources to do so.  Gary B. Wolff, P.C., DDM’s counsel, by signing this Agreement agrees in full to defer his legal fees in the manner set forth in this Agreement.

It is further understood and agreed that fees payable to Mr. Wolff are payable in cash only and not any form of securities.  According, Mr. Wolff will not receive in connection with the offering, a substantial interest (or any interest), direct or indirect, in the registrant.

The parties hereto understand that the above constitutes a binding Agreement and that the contents thereof are referred to in the aforesaid Registration Statement, in the subheading entitled “Liquidity” as found in the Management’s Discussion and Analysis or Plan of Operation section.

The above constitutes the entire Agreement between the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this amended Agreement to be executed as of the 21 day of July 2010.

DISCOUNT DENTAL MATERIALS, INC.

By: /s/ R. Douglas Barton

R. Douglas Barton DDM, President

By: /s/ R. Douglas Barton

R. Douglas Barton DDM, Individually

GARY B. WOLFF, P.C.

By: /s/ Gary B. Wolff

Gary B. Wolff, President